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                                EXHIBIT (3)(b)
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                 AMENDMENT TO PRINCIPAL UNDERWRITING AGREEMENT
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                 AMENDMENT TO PRINCIPAL UNDERWRITING AGREEMENT

                                   EXHIBIT A

                              DATED JULY 27, 1999



1.  PFL Life Variable Annuity Account A

2.  PFL Endeavor VA Separate Account

3.  PFL Wright Variable Annuity Account

4.  PFL Retirement Builder Variable Annuity Account

5.  PFL Endeavor Target Account

6.  PFL Endeavor Variable Life Account

7.  Legacy Builder Variable Life Separate Account

8.  PFL Life Variable Annuity Account C



AFSG SECURITIES CORPORATION             PFL LIFE INSURANCE COMPANY



By:  /s/ Larry N. Norman                By:  /s/ William L. Busler
     -------------------                     ---------------------
     Larry N. Norman                         William L. Busler

Title:  President                       Title:  President
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